As filed with the Securities and Exchange Commission on February 26, 1998.

                                                                      File No.
                                                                      811-6242

       REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940

Amendment No. 11

                   This Amendment is being filed only under
                      the Investment Company Act of 1940

                      ADJUSTABLE RATE SECURITIES PORTFOLIOS
               (Exact Name of Registrant as Specified in Charter)

                777 MARINERS ISLAND BLVD., SAN MATEO, CA 94404 (Address of
             Principal Executive Offices) (Zip Code)

      Registrant's Telephone Number, Including Area Code (650) 312-2000

       Deborah R. Gatzek 777 Mariners Island Blvd., San Mateo, CA 94404
              (Name and Address of Agent for Service of Process)

                     Please Send Copy of Communications to:

                              Mark H. Plafker, Esq.
                        Stradley, Ronon, Stevens & Young
                            2600 One Commerce Square
                        Philadelphia, Pennsylvania 19102


                      ADJUSTABLE RATE SECURITIES PORTFOLIOS
                 U.S. GOVERNMENT ADJUSTABLE RATE MORTGAGE PORTFOLIO
                      ADJUSTABLE RATE SECURITIES PORTFOLIO

FORM N-1A, PART A:

ITEM

Responses to Items 1 through 3 have been omitted pursuant to paragraph 3 of Instruction F of the General Instructions to Form N-1A.

4. GENERAL DESCRIPTION OF REGISTRANT

ABOUT THE PORTFOLIO

The U.S. Government Adjustable Rate Mortgage Portfolio (the "Mortgage Portfolio") and the Adjustable Rate Securities Portfolio (the "Securities Portfolio") are the no-load, diversified series of the Adjustable Rate Securities Portfolios (the "Trust"), an open-end management investment company, commonly called a mutual fund. Each series may individually or together be referred to as the "Portfolio(s)."

The Trust was organized as a Delaware business trust on February 15, 1991, and is registered with the Securities and Exchange Commission ("SEC") under the Investment Company Act of 1940, as amended (the "1940 Act"). As permitted by applicable law, each Portfolio sells its own shares of beneficial interest, par value of $.01 per share, only to other investment companies.

SHARES OF THE PORTFOLIOS ARE NOT DEPOSITS OR OBLIGATIONS OF, OR GUARANTEED OR ENDORSED BY, ANY BANK, AND ARE NOT FEDERALLY INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL RESERVE BOARD, OR ANY OTHER AGENCY OF THE UNITED STATES ("U.S.") GOVERNMENT. SHARES OF THE PORTFOLIOS INVOLVE INVESTMENT RISKS, INCLUDING THE POSSIBLE LOSS OF PRINCIPAL.

HOW DOES THE PORTFOLIO INVEST ITS ASSETS?

WHAT ARE THE PORTFOLIO'S GOALS?

The investment goal of each Portfolio is to seek a high level of current income, consistent with lower volatility of principal. This goal is fundamental, which means that it may not be changed without shareholder approval.

WHAT KINDS OF SECURITIES DO THE PORTFOLIOS BUY?

The Mortgage Portfolio seeks to achieve its investment goal by investing at least 65% of its total assets in adjustable-rate mortgage securities ("ARMS") or other securities collateralized by or representing an interest in mortgages (collectively, "mortgage securities") and having interest rates that reset at periodic intervals. The Mortgage Portfolio will only invest in mortgage securities issued or guaranteed by the U.S. government, its agencies or instrumentalities.

The Securities Portfolio seeks to achieve its investment goal by investing at least 65% of its total assets in adjustable-rate securities collateralized by or representing an interest in mortgages, including ARMS, issued or guaranteed by private institutions or by the U.S. government, its agencies or instrumentalities, and other adjustable-rate asset-backed securities (collectively, "ARS"), which have interest rates that reset at periodic intervals. The Securities Portfolio may invest in ARMS issued by private institutions, such as commercial banks, savings and loan institutions, insurance companies, private mortgage insurance companies, mortgage bankers, mortgage conduits of investment banks, finance companies, real estate companies, private corporations, and others, as long as they are consistent with the Securities Portfolio's investment goal. Privately issued mortgage securities are generally structured with one or more types of credit enhancement. The Securities Portfolio will only invest in securities rated at least AA by Standard & Poor's Corporation ("S&P") or Aa by Moody's Investors Service, Inc. ("Moody's"), two nationally recognized statistical rating agencies. The Securities Portfolio may also invest in unrated securities if Franklin Advisers, Inc. ("Advisers") determines that they are of comparable quality to the ratings above.

Each Portfolio may also invest up to 35% of its total assets in (a) notes, bonds, and discount notes of the Federal Home Loan Banks, Federal National Mortgage Association ("FNMA"), Government National Mortgage Association ("GNMA"), Federal Home Loan Mortgage Corporation ("FHLMC"), and Small Business Administration; (b) obligations of or guaranteed by the full faith and credit of the U.S. government and repurchase agreements collateralized by such obligations; (c) time and savings deposits (including Certificates of deposits ("CDs")) in commercial or savings banks or in institutions whose accounts are insured by the Federal Deposit Insurance Corporation; and (d) with respect to the Securities Portfolio, asset-backed and mortgage-backed securities issued by private and government entities. The Securities Portfolio may invest in fixed-rate or adjustable-rate securities. Each Portfolio's investments in time deposits will not exceed 10% of its total assets.

For temporary defensive purposes, each Portfolio may invest up to 100% of its assets in U.S. government securities, CDs of banks having total assets in excess of $5 billion, and repurchase agreements.

MORTGAGE SECURITIES - GENERAL CHARACTERISTICS. A mortgage security is an interest in a pool of mortgage loans. The primary issuers or guarantors of mortgage securities are GNMA, FNMA, and FHLMC. GNMA creates mortgage securities from pools of government guaranteed or insured (Federal Housing Authority or Veterans Administration) mortgages originated by mortgage bankers, commercial banks, and savings and loan associations. FNMA and FHLMC issue mortgage securities from pools of conventional and federally insured and/or guaranteed residential mortgages obtained from various entities, including savings and loan associations, savings banks, commercial banks, credit unions, and mortgage bankers.

Many mortgage securities issued or guaranteed by GNMA, FHLMC, or FNMA ("certificates") are called pass-through certificates because a pro rata share of both regular interest and principal payments (less GNMA's, FHLMC's, or FNMA's fees and any applicable loan servicing fees), as well as unscheduled early prepayments on the underlying mortgage pool, are passed through monthly to the holder of the certificate (i.e., the Portfolio).

The principal and interest on GNMA securities are guaranteed by GNMA, and the guarantee is backed by the full faith and credit of the U.S. government. Mortgage securities of FNMA and FHLMC are not backed by the full faith and credit of the U.S. government. FNMA guarantees full and timely payment of all interest and principal, and FHLMC guarantees timely payment of interest and the ultimate collection of principal. Securities issued by FNMA are supported by the agency's right to borrow money from the U.S. Treasury under certain circumstances. Securities issued by FHLMC are supported only by the credit of the agency. There is no guarantee that the government will support government agency securities and, accordingly, they may involve a risk of non-payment of principal and interest. Nonetheless, because FNMA and FHLMC are instrumentalities of the U.S. government, securities they issue are generally considered to be high-quality investments having minimal credit risks. The yields on these mortgage securities have historically exceeded the yields on other types of U.S. government securities with comparable maturities due largely to their prepayment risk. (See "What Are the Risks of Investing in the Portfolio?")

The Securities Portfolio may invest in private mortgage securities. Private issuers of mortgage securities may be both the originators of the underlying mortgage loans as well as the guarantors of the mortgage securities. Pools of mortgage loans created by private issuers generally offer a higher rate of interest than government and government-related pools because there are no direct or indirect government guarantees of payment. Timely payment of interest and principal is, however, generally supported by various forms of insurance or guarantees, including individual loan, title, pool, and hazard insurance. The insurance and guarantees are issued by government entities, private insurance companies, or the mortgage poolers. The insurance and guarantees and the creditworthiness of their issuers will be considered when determining whether a mortgage security meets the Securities Portfolio's quality standards. The Securities Portfolio may buy mortgage securities without insurance or guarantees if, through an examination of the loan experience and practices of the poolers, Advisers determines that the securities meet the Securities Portfolio's quality standards.

Most mortgage securities are pass-through securities. This means that they provide investors with payments consisting of a pro rata share of both regular interest and principal payments, as well as unscheduled early prepayments, on the underlying mortgage pool. Guarantees as to the timely payment of principal and interest do not extend to the value or yield of mortgage securities nor do they extend to the value of each Portfolio's shares.

ADJUSTABLE RATE MORTGAGE SECURITIES. ARMS, like traditional mortgage securities, are interests in pools of mortgage loans. The interest rates on the mortgages underlying ARMS are reset periodically. The adjustable interest rate feature of the mortgages underlying the mortgage securities in which each Portfolio invests generally will act as a buffer to reduce sharp changes in the Portfolio's net asset value in response to normal interest rate fluctuations. As the interest rates are reset, the yields of the securities will gradually align themselves to reflect changes in market rates so that their market value will remain relatively stable compared to fixed-rate securities. As a result, each Portfolio's net asset value should fluctuate less significantly than if the Portfolio invested in more traditional long-term, fixed-rate securities. During periods of extreme fluctuation in interest rates, however, each Portfolio's net asset value will fluctuate.

Because the interest rates on the mortgages underlying ARMS are reset periodically, each Portfolio may participate in increases in interest rates, resulting in both higher current yields and lower price fluctuations. This differs from fixed-rate mortgages, which generally decline in value during periods of rising interest rates. The Portfolios, however, will not benefit from increases in interest rates to the extent that interest rates exceed the maximum allowable annual or lifetime reset limits (or "cap rates") for a particular mortgage security. Since most mortgage securities held by the Portfolios will generally have annual reset limits or caps of 100 to 200 basis points, short-term fluctuations in interest rates above these levels could cause these mortgage securities to "cap out" and behave more like long-term, fixed-rate debt securities. If prepayments of principal are made on the underlying mortgages during periods of rising interest rates, the Portfolios generally will be able to reinvest these amounts in securities with a higher current rate of return.

During periods of rising interest rates, changes in the interest rates on mortgages underlying ARMS lag behind changes in the market rate. This may result in a lower net asset value until the interest rate resets to market rates. Thus, an investor could suffer some principal loss if shares of the Portfolio are sold before the interest rates on the underlying mortgages in a Portfolio reset to market rates. Also, each Portfolio's net asset value could vary to the extent that current yields on mortgage-backed securities are different from market yields during interim periods between coupon reset dates. A portion of the ARMS in which each Portfolio may invest may not reset for up to five years.

During periods of declining interest rates, the interest rates may reset downward, resulting in lower yields to the Portfolio. As a result, the value of ARMS is unlikely to rise during periods of declining interest rates to the same extent as the value of fixed-rate securities. As with other mortgage-backed securities, declining interest rates may result in accelerated prepayments of mortgages, and the Portfolios may have to reinvest the proceeds from the prepayments at the lower prevailing interest rates.

For certain types of ARMS, the rate of amortization of principal, as well as interest payments, change in accordance with movements in a pre-specified, published interest rate index. The amount of interest due to an ARMS holder is calculated by adding a specified additional amount, the "margin," to the index, subject to limitations or "caps" on the maximum and minimum interest that is charged to the mortgagor during the life of the mortgage or to maximum and minimum changes to that interest rate during a given period.

Mortgage loan pools offering pass-through investments in addition to those described above may be created in the future. The mortgages underlying these securities may be alternative mortgage instruments, that is, mortgage instruments whose principal or interest payments may vary or whose terms to maturity may differ from customary long-term, fixed-rate mortgages. As new types of mortgage securities are developed and offered to investors, the Securities Portfolio may invest in them if they are consistent with the Securities Portfolio's objective, policies, and quality standards.

          ADJUSTABLE RATE SECURITIES. The Securities Portfolio will invest primarily in ARS. ARS are debt securities with interest rates that are adjusted periodically pursuant to a pre-set formula and interval. Movements in the relevant index, as well as the applicable spread relating to the ARS, will affect the interest paid on ARS and, therefore, the current income earned by the Securities Portfolio by investing in ARS. (See "Resets.")

The interest rates on ARS are generally readjusted periodically to an increment over the chosen interest rate index. These readjustments occur at intervals ranging from one to sixty months. The degree of volatility in the market value of the securities held by the Securities Portfolio and of the net asset value of the Securities Portfolio's shares will be a function primarily of the length of the adjustment period and the degree of volatility in the applicable indices. It will also be a function of the maximum increase or decrease of the interest rate adjustment on any one adjustment date, in any one year, and over the life of the securities. These maximum increases and decreases are typically referred to as "caps" and "floors," respectively. The Securities Portfolio does not seek to maintain an overall average cap or floor, although Advisers will consider caps or floors in selecting ARS for the Securities Portfolio.

While the Securities Portfolio does not attempt to maintain a stable net asset value per share, during periods when short-term interest rates move within the caps and floors of the securities held by the Securities Portfolio, the fluctuation in market value of the ARS held by the Securities Portfolio is expected to be relatively limited, since the interest rates on the ARS generally adjust to market rates within a short period of time. In periods of substantial short-term volatility in interest rates, the value of the Securities Portfolio's holdings may fluctuate more substantially because the caps and floors of its ARS may not permit the interest rates to adjust to the full extent of the movements in the market rates during any one adjustment period. In the event of dramatic increases in interest rates, the lifetime caps on the ARS may prevent the securities from adjusting to prevailing rates over the term of the loan. In this case, the market value of the ARS may be substantially reduced, with a corresponding decline in the Securities Portfolio's net asset value.

COLLATERALIZED MORTGAGE OBLIGATIONS ("CMOS"), REAL ESTATE MORTGAGE INVESTMENT CONDUITS ("REMICS"), AND MULTI-CLASS PASS-THROUGHS. Each Portfolio may invest in CMOs issued and guaranteed by U.S. government agencies or instrumentalities. The Securities Portfolio may also invest in REMICs issued and guaranteed by U.S. government agencies and instumentalities, in CMOs and REMICs issued by certain financial institutions and other mortgage lenders, and in multi-class pass-through securities. The Mortgage Portfolio will not invest in privately issued CMOs and REMICs except to the extent that it invests in the securities of entities that are instrumentalities of the U.S. government.

CMOs and REMICs are debt instruments issued by special purpose entities that are secured by pools of mortgage loans or other mortgage-backed securities. Multi-class pass-through securities are equity interests in a trust composed of mortgage loans or other mortgage-backed securities. Payments of principal and interest on the underlying collateral provides the funds to pay the debt service on CMOs or REMICs or to make scheduled distributions on the multi-class pass-through securities. Unless the context indicates otherwise, the discussion of CMOs below may also apply to REMICs and multi-class pass-through securities.

A CMO is a mortgage-backed security that separates mortgage pools into short-, medium-, and long-term components. Each component pays a fixed rate of interest at regular intervals. These components enable investors, such as the Portfolios, to predict more accurately the pace at which principal is returned. The Mortgage Portfolio may buy CMOs that are:

(1) collateralized by pools of mortgages in which each mortgage is guaranteed as to payment of principal and interest by an agency or instrumentality of the U.S. government;

(2) collateralized by pools of mortgages in which payment of principal and interest are guaranteed by the issuer and the guarantee is collateralized by U.S. government securities; or

(3) securities in which the proceeds of the issuance are invested in mortgage securities, and payment of the principal and interest are supported by the credit of an agency or instrumentality of the U.S. government.

CMOs are issued in multiple classes. Each class, often referred to as a "tranche," is issued at a specified coupon rate or adjustable rate and has a stated maturity or final distribution date. Principal prepayments on collateral underlying CMOs may cause the CMOs to be retired substantially earlier than their stated maturities or final distribution dates. Interest is paid or accrues on all classes of a CMO on a monthly, quarterly, or semiannual basis. The principal and interest on the mortgages underlying CMOs may be allocated among the several classes in many ways. In a common structure, payments of principal on the underlying mortgages, including any principal prepayments, are applied to the classes of a series of a CMO in the order of their respective stated maturities or final distribution dates, so that no payment of principal will be made on any class until all other classes having an earlier stated maturity or final distribution date have been paid in full.

One or more tranches of a CMO may have coupon rates that reset periodically at a specified increment over an index, such as the London Interbank Offered Rate ("LIBOR"). These adjustable-rate tranches, known as "floating-rate CMOs," will be treated as ARMS by the Securities Portfolio. Floating-rate CMOs may be backed by fixed- or adjustable- rate mortgages. To date, fixed-rate mortgages have been more commonly used for this purpose. Floating-rate CMOs are typically issued with lifetime "caps" on the coupon rate. These caps, similar to the caps on ARMS, represent a ceiling beyond which the coupon rate may not be increased, regardless of increases in the underlying interest rate index.

Yields on privately issued CMOs have been historically higher than the yields on CMOs issued and guaranteed by U.S. government agencies or instrumentalities. The risk of loss due to default on privately issued CMOs, however, is higher since they are not guaranteed by the U.S. government. The Board of Trustees of the Trust (the "Board") believes that the risk of loss to the Securities Portfolio relating to its investments in privately issued CMOs is justified by the higher yield the Securities Portfolio will earn in light of the historic loss experience on these instruments. The Securities Portfolio will not invest in subordinated, privately issued CMOs.

REMICs, which are authorized under the Tax Reform Act of 1986, are private entities formed for the purpose of holding a fixed pool of mortgages secured by an interest in real property. REMICs are similar to CMOs in that they issue multiple classes of securities. As with CMOs, the underlying mortgages include those backed by GNMA certificates or other mortgage pass-throughs issued or guaranteed by the U.S. government, its agencies or instrumentalities, or issued by private entities and not guaranteed by any government agency or instrumentality.

Advisers currently intends to limit the Securities Portfolio's investment in fixed-rate CMOs and REMICs to planned amortization classes ("PACs") and sequential pay classes. A PAC is retired according to a payment schedule in order to have a stable average life and yield even if expected prepayment rates change. Within a specified broad range of prepayment possibilities, the retirement of all classes is adjusted so that the PAC bond amortization schedule will be met. Thus, PAC bonds offer more predictable amortization schedules at the expense of less predictable cash flows for the other bonds in the structure. Within a given structure, the Securities Portfolio currently intends to buy the PAC bond with the shortest remaining average life. A sequential pay CMO is structured so that only one class of bonds will receive principal until it is paid off completely. Then the next sequential pay CMO class will begin receiving principal until it is paid off. The Securities Portfolio currently intends to buy sequential pay CMO securities in the class with the shortest remaining average life.

To the extent any privately issued CMOs and REMICs in which the Securities Portfolio invests are considered by the SEC to be investment companies, the Securities Portfolio will limit its investments in those securities in a manner consistent with the 1940 Act.

RESETS. The interest rates paid on ARMS, ARS, and CMOs generally are readjusted at intervals of one year or less to an increment over some predetermined interest rate index, although some securities in which the Portfolios may invest may have intervals as long as five years. There are three main categories of indices: those based on LIBOR, those based on U.S. Treasury securities, and those derived from a calculated measure such as a cost of funds index or a moving average of mortgage rates. Commonly used indices include the one-, three-, and five-year constant-maturity Treasury rates; the three-month Treasury bill rate; the 180-day Treasury bill rate; rates on longer-term Treasury securities; the 11th District Federal Home Loan Bank Cost of Funds; the National Median Cost of Funds; the one-, three-, six-month, or one-year LIBOR; the prime rate of a specific bank; or commercial paper rates. Some indices, such as the one-year constant-maturity Treasury rate, closely mirror changes in market interest rate levels. Others, such as the 11th District Federal Home Loan Bank Cost of Funds, tend to lag behind changes in market interest rate levels and tend to be somewhat less volatile.

CAPS AND FLOORS. The underlying mortgages that collateralize ARMS and CMOs will frequently have caps and floors that limit the maximum amount by which the loan rate to the borrower may change up or down (a) per reset or adjustment interval and (b) over the life of the loan. Some residential mortgage loans restrict periodic adjustments by limiting changes in the borrower's monthly principal and interest payments rather than limiting interest rate changes. These payment caps may result in negative amortization.

STRIPPED MORTGAGE SECURITIES. The Securities Portfolio may invest in stripped mortgage securities, which are derivative multi-class mortgage securities. The stripped mortgage securities in which the Securities Portfolio may invest will only be issued or guaranteed by the U.S. government, its agencies or instrumentalities. Stripped mortgage securities have greater market volatility than other types of mortgage securities in which the Securities Portfolio invests.

Stripped mortgage securities are usually structured with two classes, each receiving different proportions of the interest and principal distributions on a pool of mortgage assets. A common type of stripped mortgage security has one class that receives some of the interest and most of the principal from the mortgage assets, while the other class receives most of the interest and the remainder of the principal. In the most extreme case, one class receives all of the interest (the interest-only or "IO" class), while the other class receives all of the principal (the principal-only or "PO" class). The yield to maturity on an IO class is extremely sensitive not only to changes in prevailing interest rates but also to the rate of principal payments (including prepayments) on the underlying mortgage assets. A rapid rate of principal payments may have a material adverse effect on the yield to maturity of any IO class held by the Securities Portfolio. If the underlying mortgage assets experience greater than anticipated prepayments of principal, the Securities Portfolio may fail to recoup its initial investment fully, even if the securities are rated in the highest rating categories, AAA or Aaa, by S&P or Moody's, respectively.

Stripped mortgage securities are purchased and sold by institutional investors, such as the Securities Portfolio, through several investment banking firms acting as brokers or dealers. As these securities were only recently developed, traditional trading markets have not yet been established for all stripped mortgage securities. Accordingly, some of these securities may be illiquid. The staff of the SEC has indicated that only government-issued IO or PO securities that are backed by fixed-rate mortgages may be deemed to be liquid, if procedures with respect to determining liquidity are established by a fund's board. The Board may, in the future, adopt procedures that would permit the Securities Portfolio to acquire, hold, and treat as liquid government-issued IO and PO securities. At the present time, however, all such securities will continue to be treated as illiquid and will, together with any other illiquid investments, not exceed 10% of the Securities Portfolio's net assets. This position may be changed in the future, without notice to shareholders, in response to the staff's continued reassessment of this matter, as well as to changing market conditions.

FLOATERS. Up to 5% of the Securities Portfolio's assets may be invested in inverse floaters and super floaters. Please see Part B of this registration statement for more information about these investments.

ASSET-BACKED SECURITIES. The Securities Portfolio may invest in asset-backed securities, including adjustable-rate asset-backed securities that have interest rates that reset at periodic intervals. Asset-backed securities are similar to mortgage-backed securities. The underlying assets, however, may include receivables on home equity and credit card loans, and automobile, mobile home, and recreational vehicle loans and leases. Asset-backed securities are issued in either a pass-through structure (similar to a mortgage pass-through structure) or a pay-through structure (similar to a CMO structure). There may be other types of asset-backed securities that are developed in the future in which the Securities Portfolio may invest. In general, collateral supporting asset-backed securities has shorter maturities than mortgage loans and historically has been less likely to experience substantial prepayment.

DERIVATIVES. Some of the types of investments discussed in this item may be considered "derivatives." Derivatives are broadly defined as financial instruments whose performance is derived, at least in part, from the performance of an underlying asset. To the extent indicated, each Portfolio may invest in CMOs and uncovered mortgage dollar rolls, and the Securities Portfolio may also invest in REMICs, multi-class pass-throughs, stripped mortgage securities, other asset-backed securities, and structured notes. Some, all, or the component parts of these instruments may be considered derivatives. Each Portfolio may use these instruments to help manage risks relating to interest rates and other market factors, to increase liquidity, and/or to invest in a particular instrument in a more efficient or less expensive way. The Portfolios will not necessarily use these instruments or investment strategies to the full extent permitted unless Advisers believes that doing so will help the Portfolios achieve their investment goal, and the Portfolios will not use all instruments or strategies at all times.

WHAT ARE SOME OF THE PORTFOLIOS' OTHER INVESTMENT STRATEGIES AND PRACTICES?

MORTGAGE DOLLAR ROLLS. Each Portfolio may enter into mortgage "dollar rolls" in which the Portfolio sells mortgage-backed securities for delivery in the current month and simultaneously contracts to repurchase substantially similar (name, type, coupon, and maturity) securities on a specified future date. During the roll period, the Portfolio forgoes principal and interest paid on the mortgage-backed securities. The Portfolio is compensated by the difference between the current sale price and the lower forward price for the future purchase (often referred to as the "drop"), as well as the interest earned on the cash proceeds of the initial sale. A "covered roll" is a specific type of dollar roll for which there is an offsetting cash position or a cash equivalent security position.

REPURCHASE AGREEMENTS. In a repurchase agreement, the Portfolio buys U.S. government securities from a bank or broker-dealer at one price and agrees to sell them back to the bank or broker-dealer at a higher price on a specified date. The securities subject to resale are held on behalf of the Portfolio by a custodian bank approved by the Board. The bank or broker-dealer must transfer to the custodian securities with an initial market value of at least 102% of the repurchase price to help secure the obligation to repurchase the securities at a later date. The securities are then marked-to-market daily to maintain coverage of at least 100%. If the bank or broker-dealer does not repurchase the securities as agreed, the Portfolio may experience a loss or delay in the liquidation of the securities underlying the repurchase agreement and may also incur liquidation costs. Each Portfolio, however, intends to enter into repurchase agreements only with banks or broker-dealers that are considered creditworthy by Advisers.

WHEN-ISSUED AND DELAYED-DELIVERY TRANSACTIONS. Each Portfolio may buy U.S. government obligations (or any securities in the case of the Securities Portfolio) on a "when-issued" or "delayed-delivery" basis. These transactions are arrangements under which the Portfolio buys securities with payment and delivery scheduled for a future time, generally within 30 to 60 days. Purchases of securities on a when-issued or delayed-delivery basis are subject to market fluctuation and the risk that the value or yield at delivery may be more or less than the purchase price or the yield available when the transaction was entered into. Although each Portfolio will generally buy securities on a when-issued basis with the intention of acquiring the securities, it may sell the securities before the settlement date if the Portfolio deems it to be advisable. When the Portfolio is the buyer, it will maintain, in a segregated account with its custodian bank, cash or high-grade marketable securities having an aggregate value equal to the amount of its purchase commitments until payment is made. To the extent the Portfolio engages in when-issued and delayed-delivery transactions, it does so only for the purpose of acquiring portfolio securities consistent with its investment goal and policies and not for the purpose of investment leverage. In when-issued and delayed-delivery transactions, the Portfolio relies on the seller to complete the transaction. The seller's failure to do so may cause the Portfolio to miss a price or yield considered advantageous. Securities purchased on a when-issued or delayed-delivery basis generally do not earn interest until their scheduled delivery date. The Portfolios are not subject to any percentage limit on the amount of their assets that may be invested in when-issued purchase obligations.

LOANS OF PORTFOLIO SECURITIES. Consistent with procedures approved by the Board and subject to the following conditions, each Portfolio may lend its portfolio securities to qualified securities dealers or other institutional investors, if such loans do not exceed 10% of the value of the Portfolio's total assets at the time of the most recent loan. The borrower must deposit with the Portfolio's custodian bank collateral with an initial market value of at least 102% of the market value of the securities loaned, including any accrued interest, with the value of the collateral and loaned securities marked-to-market daily to maintain collateral coverage of at least 102%. This collateral shall consist of cash. The lending of securities is a common practice in the securities industry. Each Portfolio may engage in security loan arrangements with the primary objective of increasing the Portfolio's income either through investing cash collateral in short-term interest-bearing obligations or by receiving a loan premium from the borrower. Under the securities loan agreement, the Portfolio continues to be entitled to all dividends or interest on any loaned securities. As with any extension of credit, there are risks of delay in recovery and loss of rights in the collateral should the borrower of the security fail financially.

BORROWING. The Securities Portfolio may borrow from banks from time to time to increase its investments. Borrowings may be secured or unsecured and at fixed or variable interest rates. The Securities Portfolio will borrow only to the extent that the value of its assets, less its liabilities (excluding borrowings), is equal to at least 300% of its borrowings. If the Securities Portfolio does not meet the 300% test, it will be required to reduce its debt within three business days to the extent necessary to meet the test. This may require the Securities Portfolio to sell a portion of its investments at a disadvantageous time.

Borrowing for investment purposes is a speculative investment technique known as "leveraging." When the Securities Portfolio leverages its assets, the Securities Portfolio's net asset value may increase or decrease at a greater rate than if the Securities Portfolio were not leveraged. The interest payable on the amount borrowed increases the Securities Portfolio's expenses, and if the appreciation and income produced by the investments purchased with the borrowings do not exceed the cost of the borrowing, leveraging may reduce the investment performance of the Securities Portfolio.

ILLIQUID INVESTMENTS. Each Portfolio's policy is not to invest more than 10% of its net assets in illiquid securities. Illiquid securities are generally securities that cannot be sold within seven days in the normal course of business at approximately the amount at which the Portfolio has valued them.

OTHER POLICIES AND RESTRICTIONS. Each Portfolio has a number of additional investment restrictions that limit its activities to some extent. Some of these restrictions may only be changed with shareholder approval. For a list of these restrictions and more information about each Portfolio's investment policies, please see Part B of this registration statement.

Each of the Portfolio's policies and restrictions is considered at the time the Portfolio makes an investment. The Portfolio is generally not required to sell a security because of a change in circumstances.

THE ADVANTAGES OF INVESTING IN THE PORTFOLIO

The Mortgage Portfolio enables its shareholders to invest easily in mortgage securities issued or guaranteed by the U.S. government, its agencies or instrumentalities. Similarly, the Securities Portfolio enables you to invest easily in adjustable rate securities rated in the top two rating categories by nationally recognized statistical rating agencies or issued or guaranteed by the U.S. government, its agencies or instrumentalities. Any guarantee will extend to the payment of interest and principal due on the securities and will not provide any protection from fluctuations in the market value of the securities. Each Portfolio invests primarily in securities that provide for variable interest rates that will achieve a more consistent and less volatile net asset value than is characteristic of mutual funds that invest primarily in similar securities paying a fixed interest rate. Principal payments received on the Portfolio's mortgage securities will be reinvested by the Portfolio in other securities. These securities may have a higher or lower yield than the mortgage securities already held by the Portfolio, depending on market conditions.

An investment in the Portfolio also provides liquidity since an investor may redeem shares of the Portfolio at any time at the current net asset value. Please see Item 8 below.

WHAT ARE THE RISKS OF INVESTING IN THE PORTFOLIO?

There is no assurance that a Portfolio will meet its investment goal. The value of each Portfolio's shares will increase as the value of the securities owned by the Portfolio increases and will decrease as the value of the Portfolio's investments decrease. In this way, an investor participates in any change in the value of the securities owned by the Portfolio. In addition to the factors that affect the value of any particular security that a Portfolio owns, the value of Portfolio shares may also change with movements in the bond market as a whole.

INTEREST RATE RISK. Changes in interest rates will affect the value of each Portfolio's investments and its share price. Rising interest rates, which often occur during times of inflation or a growing economy, are likely to have a negative effect on the value of each Portfolio's shares. Interest rates have increased and decreased in the past. These changes are unpredictable.

MORTGAGE SECURITIES. The mortgage securities in which each Portfolio invests differ from conventional bonds in that principal is paid over the life of the mortgage security rather than at maturity. As a result, the holder of the mortgage securities (i.e., the Portfolio) receives monthly scheduled payments of principal and interest and may receive unscheduled principal payments representing prepayments on the underlying mortgages. When the holder reinvests the payments and any unscheduled prepayments of principal it receives, it may receive a rate of interest that is lower than the rate on the existing mortgage securities. For this reason, mortgage securities may be less effective than other types of U.S. government securities as a means of "locking in" long-term interest rates. In general, fixed-rate mortgage securities have greater exposure to this "prepayment risk" than ARMS.

The market value of mortgage securities, like other U.S. government securities, will generally vary inversely with changes in market interest rates, declining when interest rates rise and rising when interest rates decline. An expected rise in interest rates could extend the life of a mortgage security because of a lower than expected level of prepayments potentially reducing the security's value and increasing its volatility. ARMS, however, have less risk of a decline in value during periods of rapidly rising rates but, like other mortgage securities, may also have less potential for capital appreciation than other investments of comparable maturities due to the likelihood of increased prepayments of mortgages as interest rates decline. To the extent market interest rates increase beyond applicable caps or maximum rates on ARMS or beyond the coupon rates of fixed-rate mortgage securities, the market value of the mortgage security would likely decline to the same extent as a conventional fixed-rate security.

In addition, to the extent mortgage securities are purchased at a premium, mortgage foreclosures and unscheduled principal prepayments may result in some loss of the holder's principal investment to the extent of the premium paid. On the other hand, if mortgage securities are purchased at a discount, both a scheduled payment of principal and an unscheduled prepayment of principal will increase current and total returns and will accelerate the recognition of income that, when distributed to shareholders, will be taxable as ordinary income.

Some of the CMOs in which each Portfolio may invest have less liquidity than other types of mortgage securities. As a result, it may be difficult or impossible to sell the securities at an advantageous price or time under certain circumstances.

With respect to pass-through mortgage pools issued by private issuers, there is no assurance that private insurers of the securities will be able to meet their obligations. Although the market for privately issued mortgage securities is becoming increasingly liquid, securities issued by certain private organizations may not be readily marketable. These securities are subject to the Securities Portfolio's limit with respect to illiquid investments.

ADJUSTABLE RATE SECURITIES. ARS have several characteristics that an investor should consider before investing in the Securities Portfolio. As indicated above, the interest rate reset features of ARS held by the Securities Portfolio will reduce the effect on the Securities Portfolio's net asset value per share caused by changes in market interest rates. The market value of ARS and, therefore, the Securities Portfolio's net asset value may vary, however, to the extent that the current interest rate on ARS differs from market interest rates during periods between the interest rate reset dates. These variations in value occur inversely to changes in the market interest rates. Thus, if market interest rates rise above the current rates on the securities, the value of the securities will decrease, and if market interest rates fall below the current rate on the securities, the value of the securities will rise. The longer the adjustment intervals on ARS held by the Securities Portfolio, the greater the potential for fluctuations in the Securities Portfolio's net asset value.

An investor in the Securities Portfolio will receive increased income as a result of upward adjustments of the interest rates on ARS held by the Securities Portfolio in response to market interest rates. The Securities Portfolio and its shareholders, however, will not benefit from increases in market interest rates once the rates rise to the point where they cause the rates on ARS to reach their maximum adjustment rate annual or lifetime caps. In addition, because of their interest rate adjustment feature, ARS are not an effective means of "locking-in" attractive interest rates for periods in excess of the adjustment period.

In the case of privately issued ARMS where the underlying mortgage assets carry no agency or instrumentality guarantee, the mortgagors on the loans underlying ARMS are often qualified for the loans on the basis of the original payment amounts. The mortgagor's income may not be sufficient to enable the mortgagor to continue making loan payments as the payments increase, resulting in a greater likelihood of default. Conversely, any benefits from an increase in the Securities Portfolio's net asset value caused by falling market interest rates is reduced by the potential for a decline in the interest rates paid on ARS held by the Securities Portfolio. The Securities Portfolio, therefore, is not designed for investors seeking capital appreciation.

ASSET-BACKED SECURITIES. Asset-backed securities entail certain risks not present with mortgage-backed securities, because they do not have the benefit of the same type of security interests in the underlying collateral. Credit card receivables are generally unsecured, and a number of state and federal consumer credit laws give debtors the right to set off certain amounts owed on credit cards, thereby reducing the outstanding balance. In the case of automobile receivables, there is a risk that the holders may not have either a proper or first security interest in all of the obligations backing the receivables due to the large number of vehicles involved in a typical issuance and the technical requirements imposed under state laws. Therefore, recoveries on repossessed collateral may not always be available to support payments on securities backed by these receivables. For more information about the risks of investing in asset-backed securities, please see Part B of this registration statement.

Investments in fixed-rate securities generally decline in value during periods of rising interest rates and increase in value when interest rates fall. To the extent the Securities Portfolio invests in fixed-rate securities, the value of the Securities Portfolio's shares will be more sensitive to interest rate changes than if the Securities Portfolio were fully invested in adjustable-rate securities.

5. MANAGEMENT OF THE FUND

WHO MANAGES THE PORTFOLIO?

THE BOARD.  The Board  oversees the  management of each Portfolio and elects its
officers.   The  officers  are  responsible   for  the  Portfolio's   day-to-day
operations.

INVESTMENT  MANAGER.  Advisers,  manages  each  Portfolio's  assets,  makes  its investment decisions, and provides certain administrative services and facilities for each Portfolio. Advisers also performs similar services for other funds. It is wholly owned by Franklin Resources, Inc. ("Resources"), a publicly owned company engaged in the financial services industry through its subsidiaries. Charles B. Johnson and Rupert H. Johnson, Jr. are the principal shareholders of Resources. Together, Advisers and its affiliates manage over $221 billion in assets. Advisers is located at 777 Mariners Island Blvd., San Mateo, California 94404. For information on securities transactions and a summary of each Portfolio's Code of Ethics, please see Item 16 of Part B of this registration statement.

MANAGEMENT TEAM. The team responsible for the day-to-day management of each Portfolio since 1991 is: T. Anthony Coffey, Roger Bayston and Jack Lemein.

T. Anthony Coffey
Portfolio Manager of Advisers

Mr. Coffey is a Chartered Financial Analyst and holds a Master of Business Administration degree from the University of California at Los Angeles. He earned a Bachelor of Arts degree in Applied Mathematics and Economics from Harvard University. Mr. Coffey has been with the Franklin Templeton Group since 1989. He is a member of several securities industry-related associations.

Roger Bayston
Portfolio Manager of Advisers

Mr. Bayston is a Chartered Financial Analyst and holds a Master of Business Administration degree from the University of California at Los Angeles. He earned his Bachelor of Science degree from the University of Virginia. He has been with the Franklin Templeton Group since 1991.

Jack Lemein
Senior Vice President of Advisers

Mr. Lemein holds a Bachelor of Science degree in Finance from the University of Illinois. He has been in the securities industry since 1967 and with the Franklin Templeton Group since 1984. He is a member of several securities industry-related associations.

MANAGEMENT FEES. During the fiscal year ended October 31, 1997, management fees, before any advance waiver, totaled 0.40% of the average daily net assets of each Portfolio. Total operating expenses were 0.43% for the Mortgage Portfolio and 0.44% for the Securities Portfolio. Under an agreement by Advisers to limit its fees, the Mortgage Portfolio paid management fees totaling 0.24% and operating expenses totaling 0.26%. The Securities Portfolio paid management fees totaling 0.21% and operating expenses totaling 0.25%. Advisers may end this arrangement at any time upon notice to the Board.

PORTFOLIO TRANSACTIONS. Advisers tries to obtain the best execution on all transactions. If Advisers believes more than one broker or dealer can provide the best execution, it may consider research and related services, as well as shares of funds in the Franklin Templeton Group of Funds, when selecting a broker or dealer.
For more information, see Item 17 in Part B.

The response to Item 5A has been omitted pursuant to paragraph 3 of Instruction F of the General Instructions to Form N-1A.

6. CAPITAL STOCK AND OTHER SECURITIES

HOW IS THE TRUST ORGANIZED?

The Trust was organized as a Delaware business trust. Under the Agreement and Declaration of Trust, the Board may issue an unlimited number of full and fractional shares of beneficial interest, with a par value of $.01 per share. When issued for payment, shares are validly issued, fully paid, and non-assessable and have no preemptive, conversion, or sinking rights.

Currently the Trust has two series: one series representing interests in the Securities Portfolio and the other series representing interests in the Mortgage Portfolio. Shares of each series of the Trust have equal and exclusive rights to dividends and distributions declared by that series and the net assets of the series in the event of liquidation or dissolution. Additional series may be offered in the future.

The Trust has noncumulative voting rights. This gives holders of more than 50% of the shares voting the ability to elect all of the members of the Board. If this happens, holders of the remaining shares voting will not be able to elect anyone to the Board.

The Trust does not intend to hold annual shareholder meetings. The Trust or a series of the Trust may hold special meetings, however, for matters requiring shareholder approval. A meeting may also be called by the Board in its discretion or by shareholders holding at least 10% of the outstanding shares. In certain circumstances, we are required to help you communicate with other shareholders about the removal of a Board member.

As of January 31, 1998, the Franklin Adjustable U.S. Government Securities Fund owned of record and beneficially more than 25% of the outstanding shares of the Mortgage Portfolio. The Franklin Adjustable Rate Securities Fund owned of record and beneficially more than 25% of the outstanding shares of the Securities Portfolio.

WHAT DISTRIBUTIONS MIGHT AN INVESTOR RECEIVE FROM THE PORTFOLIO?

The Portfolios' shares have not been registered under the Securities Act of 1933 (the "1933 Act"). This means their shares are restricted securities, which may not be sold, redeemed or reinvested unless registered or pursuant to an available exemption from the 1933 Act. To the extent distributions to shareholders are reinvested in additional shares, as discussed below, such transactions are subject to the requirements of the 1933 Act.

Each Portfolio declares dividends from its net investment income each day that its net asset value is calculated and reinvests them monthly. The daily allocation of net investment income begins on the day funds are wired to the Portfolio.

Capital gains, if any, may be distributed annually, usually in December.

Dividends payments are not guaranteed, are subject to the Board's discretion and may vary with each payment. The Portfolios' do not pay "interest" or guarantee any amount of dividends or return on an investment in their shares. Dividends will automatically be reinvested monthly in the form of additional shares of the Portfolio at the net asset value per share generally at the close of business on the last business day of the month. Shareholders may request to have their dividends paid out monthly in cash. Shareholders redeeming all their shares at any time during the month will receive all dividends to which they are entitled together with the redemption check.

HOW TAXATION AFFECTS THE PORTFOLIO AND ITS SHAREHOLDERS

TAXATION OF THE PORTFOLIO'S INVESTMENTS. Special tax rules may apply when determining the income and gains that each Portfolio earns on its investments. These rules may, in turn, affect the amount of distributions that the Portfolio pays to a shareholder. These special tax rules are discussed in Item 20 in Part B.

TAXATION OF THE PORTFOLIO. As a regulated investment company, the Portfolios generally pay no federal income tax on the income and gains that they distribute to shareholders.

TAXATION OF SHAREHOLDERS

DISTRIBUTIONS. For federal income tax purposes, any income dividends received from a Portfolio, as well as any distributions derived from the excess of net short-term capital gain over net long-term capital loss, are treated as ordinary income whether received in cash or in additional shares. Distributions derived from the excess of net long-term capital gain over net short-term capital loss are treated as long-term capital gain regardless of the length of time Portfolio shares have been owned and regardless of whether received in cash or in additional shares. If a Portfolio pays a shareholder an amount in excess of its income and gains this excess will generally be treated as a non-taxable distribution.

Each Portfolio will send shareholders a statement in January of the current year that reflects the amount of ordinary dividends, capital gain distributions and non-taxable distributions received from the Portfolio in the prior year. This statement will include distributions declared in December and paid to shareholders in January of the current year, but which are taxable as if paid on December 31 of the prior year. The IRS requires a shareholder to report these amounts on the shareholder's income tax return for the prior year. The Portfolio's statement for the prior year will tell a shareholder how much of the shareholder's capital gain distribution represents 28% rate gain property. The remainder of the capital gain distribution represents 20% rate gain.

DIVIDENDS RECEIVED DEDUCTION. It is anticipated that no portion of either Portfolio's distributions will qualify for the corporate dividends-received deduction.

REDEMPTIONS. If a shareholder redeems shares in the Portfolio, the shareholder will generally have a gain or loss that the IRS requires the shareholder to report on the shareholder's income tax return. If a shareholder holds shares for six months or less, any loss the shareholder has will be treated as a long-term capital loss to the extent of any capital gain distributions received by the shareholder from the Portfolio. All or a portion of any loss on the redemption of a shareholder's shares will be disallowed by the IRS if a shareholder purchases other shares in the Portfolio within 30 days before or after the redemption.

STATE TAXES. Ordinary dividends and capital gain distributions that a shareholder receives from a Portfolio, and gains arising from redemptions of a shareholder's Portfolio shares, will generally be subject to state and local income tax. Many states grant tax-free status to dividends paid from interest earned on direct obligations of the U.S. Government, subject to certain restrictions. Investments in mortgaged-backed securities (including GNMA, FNMA, and FHLMC securities), bankers' acceptances, commercial paper and repurchase agreements collateralized by U.S. government securities do not qualify as direct federal obligations in most states. The Portfolio will provide shareholders with information at the end of each calendar year on the amounts of such dividends that may qualify for exemption from reporting on a shareholder's income tax return. The holding of Portfolio shares may also be subject to state and local intangibles taxes.

7. PURCHASE OF SECURITIES BEING OFFERED

HOW DOES AN INVESTOR BUY SHARES?

The Portfolios' shares have not been registered under the 1933 Act, which means they may not be sold publicly. The Portfolios' shares may, however, be sold through private placements pursuant to available exemptions from the 1933 Act.

Shares of each Portfolio are sold only to other investment companies. An investor may buy shares at the net asset value next calculated after the Portfolio receives the transaction request in proper form. Funds should be wired to the Portfolio's bank account at Bank of America, for credit to the Portfolio's account. All investments in the Portfolio are credited to the shareholder's account in the form of full and fractional shares of the Portfolio (rounded to the nearest 1/1000 of a share). The Portfolio does not issue share certificates.

Shares may generally be purchased on any day the Portfolio is open for business. Federal Funds wire purchase orders are not accepted on days when the Federal Reserve Bank system and the Portfolio's custodian are closed.

HOW AND WHEN SHARES ARE PRICED

Each Portfolio is open for business each day the New York Stock Exchange (the "NYSE") is open. The Portfolios determine the net asset value per share as of the close of the NYSE, normally 1:00 p.m. Pacific time.

To calculate net asset value per share, each Portfolio's assets are valued and totaled, liabilities are subtracted, and the balance, called net assets, is divided by the number of shares outstanding.

For additional information on how Portfolio shares are valued, refer to Item 19 in Part B.

8. REDEMPTION OR REPURCHASE

HOW DOES AN INVESTOR SELL SHARES?

As stated above, the Portfolios' shares are restricted securities, which may not be sold unless registered or pursuant to an available exemption from the 1933 Act.

Redemptions are processed on any day the Portfolio is open for business and are effected at the net asset value next calculated after the Portfolio receives a redemption request in proper form.

Redemption payments will be made within seven days after receipt of the redemption request in proper form. Proceeds for redemption orders cannot be wired on those business days when the Federal Reserve Bank System and the custodian bank are closed. Under unusual circumstances, the Portfolio may suspend redemptions or postpone payment for more than seven days as permitted by federal securities law.

Redemptions are taxable events. The amount received upon redemption may be more or less than the amount paid for the shares, depending on the fluctuations in the market value of the assets owned by the Portfolio.

9. PENDING LEGAL PROCEEDINGS

    Not Applicable

                      ADJUSTABLE RATE SECURITIES PORTFOLIOS
              U.S. GOVERNMENT ADJUSTABLE RATE MORTGAGE PORTFOLIO
                  ADJUSTABLE RATE SECURITIES PORTFOLIO


FORM N-1A, PART B:

ITEM

10. COVER PAGE

      Not Applicable

11. TABLE OF CONTENTS

      Not Applicable

12. GENERAL INFORMATION AND HISTORY

The Adjustable Rate Securities Portfolios ("The Trust") was formerly named the Franklin Institutional U.S. Government ARM Fund. On October 18, 1991, the Board approved a change in the Trust's name and the addition of two series of the Trust, the U.S. Government Adjustable Rate Mortgage Portfolio (the "Mortgage Portfolio") and the Adjustable Rate Securities Portfolio (the "Securities Portfolio"), the shares of beneficial interest of which are available only to other investment companies. On June 15, 1993, the Board approved a change in the fiscal year end of the Trust to October 31 of each year from January 31.

13. INVESTMENT OBJECTIVES AND POLICIES

HOW DOES THE PORTFOLIO INVEST ITS ASSETS?

The following provides more detailed information about some of the securities each Portfolio may buy and its investment policies.

Each Portfolio may invest without limit in obligations of the U.S. government or of corporations chartered by Congress as federal government instrumentalities. Each Portfolio may buy securities issued or guaranteed by the U.S. government, its agencies or instrumentalities, such as those issued by the Government National Mortgage Association ("GNMA"). GNMA guarantees are backed by the full faith and credit of the U.S. Treasury. No assurances, however, can be given that the U.S. government will provide financial support to the obligations of other U.S. government agencies or instrumentalities in which the Portfolio may invest. Securities issued by these agencies and instrumentalities are supported by the issuer's right to borrow an amount limited to a specific line of credit from the U.S. Treasury, the discretionary authority of the U.S. government to buy certain obligations of an agency or instrumentality, or the credit of the agency or instrumentality.

Several of the Franklin Templeton Funds, including the Portfolios, are major buyers of government securities. Franklin Advisers, Inc. ("Advisers") will seek to negotiate attractive prices for government securities and pass on any savings from these negotiations to shareholders in the form of higher current yields.

COLLATERALIZED MORTGAGE OBLIGATIONS ("CMOS") AND REAL ESTATE MORTGAGE INVESTMENT CONDUITS ("REMICS"). To the extent indicated in Part A, each Portfolio may invest in CMOs, and the Securities Portfolio may also invest in REMICs. CMOs and REMICs may be issued by governmental or government-related entities or by private entities such as banks, savings and loan institutions, private mortgage insurance companies, mortgage bankers, and other secondary market issuers and are secured by pools of mortgages backed by residential or various types of commercial properties. Privately issued CMOs and REMICs include obligations issued by private entities that are collateralized by (a) mortgage securities issued by the Federal Home Loan Mortgage Corporation ("FHLMC"), the Federal National Mortgage Association, or GNMA, (b) pools of mortgages that are guaranteed by an agency or instrumentality of the U.S. government, or (c) pools of mortgages that are not guaranteed by an agency or instrumentality of the U.S. government and that may or may not be guaranteed by the private issuer. The Mortgage Portfolio will not invest in privately issued CMOs or REMICs.

ASSET-BACKED SECURITIES. The Securities Portfolio may invest in asset-backed securities. The rate of principal payment on asset-backed securities generally depends on the rate of principal payments received on the underlying assets. The payment rate may be affected by various economic and other factors. Therefore, the yield may be difficult to predict, and actual yield to maturity may be more or less than the anticipated yield to maturity.

The credit quality of most asset-backed securities depends primarily on the credit quality of the underlying assets, how well the issuers of the securities are insulated from the credit risk of the originator or affiliated entities, and the amount of credit support provided to the securities.

Asset-backed securities are often backed by a pool of assets representing the obligations of a number of different parties. To lessen the effect of failures by obligors on the underlying assets to make payments, asset-backed securities may contain elements of credit support. Credit support falls into two categories: (i) liquidity protection and (ii) protection against losses from the default by an obligor on the underlying assets. Liquidity protection refers to advances, generally provided by the entity administering the pool of assets, to ensure that the receipt of payments due on the underlying pool is timely. Protection against losses from the default by an obligor enhances the likelihood of payments of the obligations on at least some of the assets in the pool. This protection may be provided through guarantees, insurance policies, or letters of credit obtained by the issuer or sponsor from third parties, through various means of structuring the transaction, or through a combination of these approaches. The Securities Portfolio will not pay any additional fees for credit support, although the existence of credit support may increase the price of a security.

Examples of credit support arising out of the structure of the transaction include "senior subordinated securities" (multiple class securities with one or more classes that are subordinate to the other classes with respect to the payment of principal and interest, with the result that defaults on the underlying assets are borne first by the holders of the subordinated class), creation of "reserve funds" (where cash or investments, sometimes funded from a portion of the payments on the underlying assets, are held in reserve against future losses), and "over-collateralization" (where the scheduled payments on, or the principal amount of, the underlying assets exceeds that required to make payments on the securities and pay any servicing or other fees). The degree of credit support provided is generally based on historical information respecting the level of credit risk associated with the underlying assets. Delinquencies or losses in excess of those anticipated could adversely affect the return on an investment in the securities.

FLOATERS. The Securities Portfolio may invest up to 5% of its total assets in inverse floaters. Inverse floaters are instruments with floating or variable interest rates that move in the opposite direction of short-term interest rates and move at an accelerated speed. The Securities Portfolio may also invest up to 5% of its total assets in super floaters. Super floaters are instruments that float at a greater than 1 to 1 ratio with the London Interbank Offered Rate ("LIBOR") and are used as a hedge against the risk that LIBOR floaters become "capped" and can no longer float higher.

CASH AND CASH EQUIVALENTS. Each Portfolio may retain its underlying assets in cash and cash equivalents, including Treasury bills, commercial paper, and short-term bank obligations such as Certificates of deposit ("CDs"), bankers' acceptances, and repurchase agreements. Each Portfolio intends, however, to retain in cash only as much of its underlying assets as is considered desirable or expedient under existing market conditions.

INVESTMENT RESTRICTIONS

Each Portfolio has adopted the following restrictions as fundamental policies. These restrictions may not be changed without the approval of a majority of the outstanding voting securities of the Portfolio. Under the Investment Company Act of 1940, as amended (the "1940 Act"), this means the approval of (i) more than 50% of the outstanding shares of the Portfolio or (ii) 67% or more of the shares of the Portfolio present at a shareholder meeting if more than 50% of the outstanding shares of the Portfolio are represented at the meeting in person or by proxy, whichever is less. Each Portfolio MAY NOT:

1. In the case of the Mortgage Portfolio, borrow money or mortgage or pledge any of its assets, except that borrowings (and a pledge of assets therefor) for temporary or emergency purposes may be made from banks in an amount up to 20% of total asset value. The Mortgage Portfolio will not purchase additional investment securities while borrowings in excess of 5% of total assets are outstanding. The Securities Portfolio may not borrow money or mortgage or pledge any of its assets in an amount exceeding 33 1/3% of the value of the Portfolio's total assets (including the amount borrowed) at the time the borrowing was made.

2. Buy any securities on "margin" or sell any securities "short," except for any delayed delivery or when-issued securities as described in the registration statement as amended.

3. Lend any funds or other assets, except by the purchase of bonds, debentures, notes or other debt securities as described in the registration statement as amended, and except that securities of the Portfolio may be loaned to qualified broker-dealers or other institutional investors if at least 102% cash collateral is pledged and maintained by the borrower, provided such loans may not be made if, as a result, the aggregate of such loans exceeds 10% of the value of the Portfolio's total assets at the time of the most recent loan. Also, the entry into repurchase agreements is not considered a loan for purposes of this restriction.

4. Act as underwriter of securities issued by other persons except insofar as the Portfolio may be technically deemed an underwriter under the federal securities laws in connection with the disposition of portfolio securities.

5. Invest more than 5% of the value of the total assets of the Portfolio in the securities of any one issuer, but this limitation does not apply to investments in securities issued or guaranteed by the U.S. government or its agencies or instrumentalities.

6. Purchase the securities of any issuer which would result in owning more than 10% of any class of the outstanding voting securities of such issuer.

7. Purchase from or sell to its officers and trustees, or any firm of which any officer or trustee is a member, as principal, any securities, but may deal with such persons or firms as brokers and pay a customary brokerage commission; or retain securities of any issuer, if to the knowledge of the Portfolio, one or more of its officers, trustees or investment advisor, own beneficially more than one-half of 1% of the securities of such issuer and all such officers and trustees together own beneficially more than 5% of such securities.

8. Purchase any securities issued by a corporation which has not been in continuous operation for three years, but such period may include the operation of a predecessor.

9. Acquire, lease or hold real estate. (Does not preclude investments in securities collateralized by real estate or interests therein.)

10. Invest in commodities and commodity contracts, puts, calls, straddles, spreads or any combination thereof, or interests in oil, gas or other mineral exploration or development program.

11. Invest in companies for the purpose of exercising control or management.

12. Purchase securities of other investment companies, except to the extent permitted by the 1940 Act, or in the case of the Securities Portfolio, pursuant to an exemption therefrom, granted by the Securities and Exchange Commission (the "SEC"). To the extent permitted by exemptions which may be granted under the 1940 Act, each Portfolio may invest in shares of one or more money market funds managed by Advisers or its affiliates.

13. Issue senior securities as defined in the 1940 Act except that this restriction will not prevent the Portfolio from entering into repurchase agreements or making borrowings, mortgages and pledges as permitted by restriction #1 above.

If a bankruptcy or other extraordinary event occurs concerning a particular security owned by the Portfolio, the Portfolio may receive stock, real estate, or other investments that the Portfolio would not, or could not, buy. In this case, each Portfolio intends to dispose of the investment as soon as practicable while maximizing the return to shareholders.

If a percentage restriction is met at the time of investment, a later increase or decrease in the percentage due to a change in the value or liquidity of portfolio securities or the amount of assets will not be considered a violation of any of the foregoing restrictions.

14. MANAGEMENT OF THE REGISTRANT

OFFICERS AND TRUSTEES

The Board of Trustees of the Trust (the "Board") has the responsibility for the overall management of each Portfolio, including general supervision and review of its investment activities. The Board, in turn, elects the officers of the Trust who are responsible for administering each Portfolio's day-to-day operations. The affiliations of the officers and Board members and their principal occupations for the past five years are shown below. Members of the Board who are considered "interested persons" of the Trust under the 1940 Act are indicated by an asterisk (*).

                           POSITIONS AND OFFICES      PRINCIPAL OCCUPATION
NAME, AGE AND ADDRESS      WITH THE TRUST             DURING THE PAST FIVE
                                                      YEARS
-----------------------------------------------------------------------------
Frank H. Abbott, III (76)
1045 Sansome Street
San Francisco, CA 94111

Trustee

President and Director, Abbott Corporation (an investment company); and director or trustee, as the case may be, of 28 of the investment companies in the Franklin Templeton Group of Funds.

Harris J. Ashton (65)
191 Clapboard Ridge
Greenwich, CT 06830

Trustee

Director, RBC Holdings, Inc. (a bank holding company) and Bar-S Foods (a meat packing company); director or trustee, as the case may be, of 52 of the investment companies in the Franklin Templeton Group of Funds; and formerly President, Chief Executive Officer and Chairman of the Board, General Host Corporation (nursery and craft centers).

S. Joseph Fortunato (65)
Park Avenue at Morris County
P.O. Box 1945
Morristown, NJ 07962-1945

Trustee

Member of the law firm of Pitney, Hardin, Kipp & Szuch; director or trustee, as the case may be, of 54 of the investment companies in the Franklin Templeton Group of Funds; and formerly Director, General Host Corporation (nursery and craft centers).

*Charles B. Johnson (65)
777 Mariners Island Blvd.
San Mateo, CA 94404

Chairman of the Board and Trustee

President, Chief Executive Officer and Director, Franklin Resources, Inc.; Chairman of the Board and Director, Franklin Advisers, Inc., Franklin Advisory Services, Inc., Franklin Investment Advisory Services, Inc. and Franklin Templeton Distributors, Inc.; Director, Franklin/Templeton Investor Services, Inc. and Franklin Templeton Services, Inc.; officer and/or director or trustee, as the case may be, of most of the other subsidiaries of Franklin Resources, Inc. and of 53 of the investment companies in the Franklin Templeton Group of Funds; and formerly, Director, General Host Corporation (nursery and craft centers)

*Charles E. Johnson (41)
500 East Broward Blvd.
Fort Lauderdale, FL 33394-3091

President and Trustee

Senior Vice President and Director, Franklin Resources, Inc.; Senior Vice President, Franklin Templeton Distributors, Inc.; President and Director, Templeton Worldwide, Inc.; President, Chief Executive Officer, Chief Investment Officer and Director, Franklin Institutional Services Corporation; Chairman and Director, Templeton Investment Counsel, Inc.; Vice President, Franklin Advisers, Inc.; officer and/or director of some of the subsidiaries of Franklin Resources, Inc.; and officer and/or director or trustee, as the case may be, of 37 of the investment companies in the Franklin Templeton Group of Funds.

*Rupert H. Johnson, Jr. (57)
777 Mariners Island Blvd.
San Mateo, CA 94404

Vice President and Trustee

Executive Vice President and Director, Franklin Resources, Inc. and Franklin Templeton Distributors, Inc.; President and Director, Franklin Advisers, Inc.; Senior Vice President and Director, Franklin Advisory Services, Inc. and Franklin Investment Advisory Services, Inc.; Director, Franklin/Templeton Investor Services, Inc.; and officer and/or director or trustee, as the case may be, of most of the other subsidiaries of Franklin Resources, Inc. and of 56 of the investment companies in the Franklin Templeton Group of Funds.

Frank W.T. LaHaye (68)
20833 Stevens Creek Blvd., Suite 102
Cupertino, CA 95014

Trustee

General Partner, Peregrine Associates and Miller & LaHaye, which are General Partners of Peregrine Ventures and Peregrine Ventures II (venture capital firms); Chairman of the Board and Director, Quarterdeck Corporation (software firm); Director, Fischer Imaging Corporation (medical imaging systems) and Digital Transmission Systems, Inc. (wireless communications); and director or trustee, as the case may be, of 27 of the investment companies in the Franklin Templeton Group of Funds.

*William J. Lippman (73)
One Parker Plaza
Fort Lee, NJ 07024

Trustee

Senior Vice President, Franklin Resources, Inc. and Franklin Management, Inc.; President and Director, Franklin Advisory Services, Inc.; and officer and/or director or trustee, as the case may be, of six of the investment companies in the Franklin Templeton Group of Funds.

Gordon S. Macklin (69)
8212 Burning Tree Road
Bethesda, MD 20817

Trustee

Chairman, White River Corporation (financial services); Director, Fund American Enterprises Holdings, Inc., MCI Communications Corporation, CCC Information Services Group, Inc. (information services), MedImmune, Inc. (biotechnology), Shoppers Express (home shopping), and Spacehab, Inc. (aerospace services); and director or trustee, as the case may be, of 51 of the investment companies in the Franklin Templeton Group of Funds; FORMERLY Chairman, Hambrecht and Quist Group, Director, H & Q Healthcare Investors, and President, National Association of Securities Dealers, Inc.

Harmon E. Burns (52)
777 Mariners Island Blvd.
San Mateo, CA 94404

Vice President

Executive Vice President, Secretary and Director, Franklin Resources, Inc.; Executive Vice President and Director, Franklin Templeton Distributors, Inc. and Franklin Templeton Services, Inc.; Executive Vice President, Franklin Advisers, Inc.; Director, Franklin/Templeton Investor Services, Inc.; and officer and/or director or trustee, as the case may be, of most of the other subsidiaries of Franklin Resources, Inc. and of 56 of the investment companies in the Franklin Templeton Group of Funds.

Martin L. Flanagan (37)
777 Mariners Island Blvd.
San Mateo, CA 94404

Vice President and Chief Financial Officer

Senior Vice President and Chief Financial Officer, Franklin Resources, Inc.; Executive Vice President and Director, Templeton Worldwide, Inc.; Executive Vice President, Chief Operating Officer and Director, Templeton Investment Counsel, Inc.; Senior Vice President and Treasurer, Franklin Advisers, Inc.; Treasurer, Franklin Advisory Services, Inc.; Treasurer and Chief Financial Officer, Franklin Investment Advisory Services, Inc.; President, Franklin Templeton Services, Inc.; Senior Vice President, Franklin/Templeton Investor Services, Inc.; and officer and/or director or trustee, as the case may be, of 56 of the investment companies in the Franklin Templeton Group of Funds.

Deborah R. Gatzek (49)
777 Mariners Island Blvd.
San Mateo, CA 94404

Vice President and Secretary

Senior Vice President and General Counsel, Franklin Resources, Inc.; Senior Vice President, Franklin Templeton Services, Inc. and Franklin Templeton Distributors, Inc.; Vice President, Franklin Advisers, Inc. and Franklin Advisory Services, Inc.; Vice President, Chief Legal Officer and Chief Operating Officer, Franklin Investment Advisory Services, Inc.; and officer of 56 of the investment companies in the Franklin Templeton Group of Funds.

Diomedes Loo-Tam (59)
777 Mariners Island Blvd.
San Mateo, CA 94404

Treasurer and Principal Accounting Officer

Senior Vice President, Franklin Templeton Services, Inc.; and officer of 33 of the investment companies in the Franklin Templeton Group of Funds.

Edward V. McVey (60)
777 Mariners Island Blvd.
San Mateo, CA 94404

Vice President

Senior Vice President and National Sales Manager, Franklin Templeton Distributors, Inc.; and officer of 29 of the investment companies in the Franklin Templeton Group of Funds.

The table above shows the officers and Board members who are affiliated with Franklin/Templeton Distributors, Inc. ("Distributors") and Advisers. Nonaffiliated members of the Board are currently paid $50 per month plus $50 per meeting attended. As shown above, the nonaffiliated Board members also serve as directors or trustees of other investment companies in the Franklin Templeton Group of Funds. They may receive fees from these funds for their services. The following table provides the total fees paid to nonaffiliated Board members by the Trust and by other funds in the Franklin Templeton Group of Funds.


                                                               NUMBER OF BOARDS
                           TOTAL FEES    TOTAL FEES RECEIVED  IN THE  FRANKLIN
                           RECEIVED      FROM THE FRANKLIN   TEMPLETON GROUP OF
                           FROM THE      TEMPLETON GROUP OF   FUNDS ON WHICH
NAME                       TRUST**      FUNDS**               EACH SERVES***
   ------------------------------------------------------------------------
Frank H. Abbott, III       $1,150        $165,937                     28
Harris J. Ashton            1,150         344,642                     52
S. Joseph Fortunato         1,150         361,562                     54
David Garbellano****          900          91,317                     N/A
Frank W.T. LaHaye           1,100         141,433                     27
Gordon S. Macklin           1,150         337,292                     51

*For the fiscal year ended October 31, 1997.
**For the calendar year ended December 31, 1997.
***We base the number of boards on the number of registered investment companies in the Franklin Templeton Group of Funds. This number does not include the total number of series or funds within each investment company for which the Board members are responsible. The Franklin Templeton Group of Funds currently includes 57 registered investment companies, with approximately 170 U.S. based funds or series.
****Deceased, September 27, 1997.

Nonaffiliated members of the Board are reimbursed for expenses incurred in connection with attending board meetings, paid pro rata by each fund in the Franklin Templeton Group of Funds for which they serve as director or trustee. No officer or Board member received any other compensation, including pension or retirement benefits, directly or indirectly from the Trust or other funds in the Franklin Templeton Group of Funds. Certain officers or Board members who are shareholders of Franklin Resources, Inc. ("Resources") may be deemed to receive indirect remuneration by virtue of their participation, if any, in the fees paid to its subsidiaries. Charles B. Johnson and Rupert H. Johnson, Jr. are brothers and the father and uncle, respectively, of Charles E. Johnson.

15. CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES

a. As of January 31, 1998, the Franklin Adjustable Rate Securities Fund, a series of the Franklin Investors Securities Trust ("FIST"), owned of record and beneficially 94.1% of the outstanding voting securities of the Securities Portfolio. The Franklin Adjustable U.S. Government Securities Fund, also a series of FIST, owned of record and beneficially 98.48% of the outstanding voting securities of the Mortgage Portfolio. These two series of FIST could each be deemed to control the respective Portfolio or Trust, as that term is defined under the 1940 Act. FIST was organized as a Massachusetts business trust and is located at the address of the registrant set forth on the cover of this amendment to the registration statement.

b. As of January 31, 1998, the Franklin Institutional Adjustable Rate Securities Fund owned of record or beneficially 5.83% of the outstanding shares of the Securities Portfolio. Except for the companies referred to in this item, no other person was known to hold beneficially or of record more than 5% of either Portfolio's outstanding shares.

c. As of January 31, 1998, the officers and Board members did not own of record or beneficially any shares of either Portfolio.

16. INVESTMENT ADVISORY AND OTHER SERVICES

INVESTMENT MANAGER AND SERVICES PROVIDED. Each Portfolio's investment manager is Advisers. Advisers provides investment research and portfolio management services, including the selection of securities for each Portfolio to buy, hold or sell and the selection of brokers through whom the Portfolio's portfolio transactions are executed. Advisers' activities are subject to the review and supervision of the Board to whom Advisers renders periodic reports of the Portfolio's investment activities. Advisers and its officers, directors and employees are covered by fidelity insurance for the protection of the Portfolio.

Advisers and its affiliates act as investment manager to numerous other investment companies and accounts. Advisers may give advice and take action with respect to any of the other funds it manages, or for its own account, that may differ from action taken by Advisers on behalf of the Portfolio. Similarly, with respect to the Portfolio, Advisers is not obligated to recommend, buy or sell, or to refrain from recommending, buying or selling any security that Advisers and access persons, as defined by the 1940 Act, may buy or sell for its or their own account or for the accounts of any other fund. Advisers is not obligated to refrain from investing in securities held by the Portfolio or other funds that it manages. Of course, any transactions for the accounts of Advisers and other access persons will be made in compliance with the Portfolio's Code of Ethics. Please see "Summary of Code of Ethics" below.

Advisers also provides certain administrative services and facilities for each Portfolio. These include preparing and maintaining books, records, and tax and financial reports, and monitoring compliance with regulatory requirements.

MANAGEMENT FEES. Under their management agreements, each Portfolio pays Advisers a management fee equal to an annual rate of 40/100 of 1% of the value of its net assets up to and including $5 billion; 35/100 of 1% of the value of its net assets in excess of $5 billion up to and including $10 billion; 33/100 of 1% of the value of its net assets in excess of $10 billion up to and including $15 billion; and 30/100 of 1% of net assets in excess of $15 billion. The fee is computed at the close of business on the last business day of each month.

For the fiscal years ended October 31, 1997, 1996 and 1995 management fees for the Mortgage Portfolio, before any advance waiver, totaled $1,487,256, $1,891,159 and $2,456,413, respectively, and management fees for the Securities Portfolio, before any advance waiver, totaled $96,727, $89,969 and $119,324, respectively. Under an agreement by Advisers to limit its fees, the Mortgage Portfolio paid management fees totaling $880,981, $1,090,876 and $68,077, and the Securities Portfolio paid management fees totaling $51,453, $41,378 and $55,384, for the same periods.

MANAGEMENT AGREEMENTS. The management agreements are in effect until February 28, 1998. They may continue in effect for successive annual periods if their continuance is specifically approved at least annually by a vote of the Board or by a vote of the holders of a majority of the Portfolio's outstanding voting securities, and in either event by a majority vote of the Board members who are not parties to the management agreements or interested persons of any such party (other than as members of the Board), cast in person at a meeting called for that purpose. The management agreements may each be terminated without penalty at any time by the Board or by a vote of the holders of a majority of the Portfolio's outstanding voting securities on 60 days' written notice to Advisers, or by Advisers on 60 days' written notice to the Portfolio, and will automatically terminate in the event of its assignment, as defined in the 1940 Act.

SHAREHOLDER SERVICING AGENT. Franklin/Templeton Investor Services, Inc. ("Investor Services"), a wholly owned subsidiary of Resources, is the Trust's shareholder servicing agent and acts as the Trust's transfer agent and dividend-paying agent. Investor Services is compensated on the basis of a fixed fee per account. The Portfolio may also reimburse Investor Services for certain out-of-pocket expenses, which may include payments by Investor Services to entities, including affiliated entities, that provide sub-shareholder services, recordkeeping and/or transfer agency services to beneficial owners of the Portfolio. The amount of reimbursements for these services per benefit plan participant Portfolio account per year may not exceed the per account fee payable by the Portfolio to Investor Services in connection with maintaining shareholder accounts.

CUSTODIAN. Bank of New York, Mutual Funds Division, 90 Washington Street, New York, New York, 10286, acts as custodian of the securities and other assets of the Portfolio. The custodian does not participate in decisions relating to the purchase and sale of portfolio securities.

AUDITORS. Coopers & Lybrand L.L.P., 333 Market Street, San Francisco, California 94105, are the Portfolio's independent auditors. During the fiscal year ended October 31, 1997, their auditing services consisted of rendering an opinion on the financial statements of the Trust included in the Trust's Annual Report to Shareholders for the fiscal year ended October 31, 1997.

SUMMARY OF CODE OF ETHICS. Employees of the Franklin Templeton Group who are access persons under the 1940 Act are permitted to engage in personal securities transactions subject to the following general restrictions and procedures: (i) the trade must receive advance clearance from a compliance officer and must be completed by the close of the business day following the day clearance is granted; (ii) copies of all brokerage confirmations and statements must be sent to a compliance officer; (iii) all brokerage accounts must be disclosed on an annual basis; and (iv) access persons involved in preparing and making investment decisions must, in addition to (i), (ii) and (iii) above, file annual reports of their securities holdings each January and inform the compliance officer (or other designated personnel) if they own a security that is being considered for a fund or other client transaction or if they are recommending a security in which they have an ownership interest for purchase or sale by a fund or other client.

17. BROKERAGE ALLOCATION AND OTHER POLICIES

HOW DOES THE PORTFOLIO BUY SECURITIES FOR ITS PORTFOLIO?

Since most purchases by the Portfolio are principal transactions at net prices, the Portfolio incurs little or no brokerage costs. The Portfolio deals directly with the selling or buying principal or market maker without incurring charges for the services of a broker on its behalf, unless it is determined that a better price or execution may be obtained by using the services of a broker. Purchases of portfolio securities from underwriters will include a commission or concession paid by the issuer to the underwriter, and purchases from dealers will include a spread between the bid and ask prices. The Portfolio seeks to obtain prompt execution of orders at the most favorable net price. Transactions may be directed to dealers in return for research and statistical information, as well as for special services provided by the dealers in the execution of orders.

It is not possible to place a dollar value on the special executions or on the research services Advisers receives from dealers effecting transactions in portfolio securities. The allocation of transactions in order to obtain additional research services permits Advisers to supplement its own research and analysis activities and to receive the views and information of individuals and research staffs of other securities firms. As long as it is lawful and appropriate to do so, Advisers and its affiliates may use this research and data in their investment advisory capacities with other clients. If the Trust's officers are satisfied that the best execution is obtained, the sale of shares of funds in the Franklin Templeton Group of Funds, may also be considered a factor in the selection of broker-dealers to execute the Portfolio's portfolio transactions.

Because Distributors is a member of the NASD, it may sometimes receive certain fees when the Portfolio tenders portfolio securities pursuant to a tender-offer solicitation. As a means of recapturing brokerage for the benefit of the Portfolio, any portfolio securities tendered by the Portfolio will be tendered through Distributors if it is legally permissible to do so. In turn, the next management fee payable to Advisers will be reduced by the amount of any fees received by Distributors in cash, less any costs and expenses incurred in connection with the tender.

If purchases or sales of securities of the Portfolio and one or more other investment companies or clients supervised by Advisers are considered at or about the same time, transactions in these securities will be allocated among the several investment companies and clients in a manner deemed equitable to all by Advisers, taking into account the respective sizes of the funds and the amount of securities to be purchased or sold. In some cases this procedure could have a detrimental effect on the price or volume of the security so far as the Portfolio is concerned. In other cases it is possible that the ability to participate in volume transactions and to negotiate lower brokerage commissions will be beneficial to the Portfolio.

During the fiscal years ended October 31, 1997, 1996 and 1995, the Portfolio paid no brokerage commissions.

As of October 31, 1997, the Portfolio did not own securities of its regular broker-dealers.

18. CAPITAL STOCK AND OTHER SECURITIES

The information provided in response to this item is in addition to the information provided in response to Part A.

Shares for an initial investment as well as subsequent investments, including the reinvestment of dividends and capital gain distributions, are credited to an account in the name of an investor on the books of the Portfolio. The Portfolio does not issue share certificates.

An investment in the Portfolio is not a deposit insured by the Federal Deposit Insurance Corporation, and is not an obligation of, or guaranteed by, any bank. Shares have no preemptive, subscription or conversion rights.

19. PURCHASE, REDEMPTION AND PRICING OF SECURITIES BEING OFFERED

The information provided in response to this item is in addition to the information provided in response to Part A.

REDEMPTIONS IN KIND

The Trust has committed itself to pay in cash (by check) all requests for redemption by any shareholder of record, limited in amount, however, during any 90-day period to the lesser of $250,000 or 1% of the value of each Portfolio's net assets at the beginning of the 90-day period. This commitment is irrevocable without the prior approval of the SEC. In the case of redemption requests in excess of these amounts, the Board reserves the right to make payments in whole or in part in securities or other assets of the Portfolio, in case of an emergency, or if the payment of such a redemption in cash would be detrimental to the existing shareholders of the Portfolio. In these circumstances, the securities distributed would be valued at the price used to compute the Portfolio's net assets and you may incur brokerage fees in converting the securities to cash. The Portfolio does not intend to redeem illiquid securities in kind. If this happens, however, an investor may not be able to recover an investment in a timely manner.

HOW ARE FUND SHARES VALUED?

Each Portfolio calculates its net asset value per share as of the close of the New York Stock Exchange ("NYSE"), normally 1:00 p.m. Pacific time, each day that the NYSE is open for trading. As of the date of this registration statement, the Portfolio is informed that the NYSE observes the following holidays: New Year's Day, Martin Luther King Jr. Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

For the purpose of determining the aggregate net assets of each Portfolio, cash and receivables are valued at their realizable amounts. Interest is recorded as accrued and dividends are recorded on the ex-dividend date. Portfolio securities listed on a securities exchange or on the NASDAQ National Market System for which market quotations are readily available are valued at the last quoted sale price of the day or, if there is no such reported sale, within the range of the most recent quoted bid and ask prices. Over-the-counter portfolio securities are valued within the range of the most recent quoted bid and ask prices. Portfolio securities that are traded both in the over-the-counter market and on a stock exchange are valued according to the broadest and most representative market as determined by Advisers.

Generally, trading in corporate bonds, U.S. government securities and money market instruments is substantially completed each day at various times before the close of the NYSE. The value of these securities used in computing the net asset value of the Portfolio's shares is determined as of such times. Occasionally, events affecting the values of these securities may occur between the times at which they are determined and the close of the NYSE that will not be reflected in the computation of the Portfolio's net asset value. If events materially affecting the values of these securities occur during this period, the securities will be valued at their fair value as determined in good faith by the Board.

Other securities for which market quotations are readily available are valued at the current market price, which may be obtained from a pricing service, based on a variety of factors including recent trades, institutional size trading in similar types of securities (considering yield, risk and maturity) and/or developments related to specific issues. Securities and other assets for which market prices are not readily available are valued at fair value as determined following procedures approved by the Board. With the approval of the Board, the Portfolio may utilize a pricing service, bank or securities dealer to perform any of the above described functions.

REINVESTMENT DATE

Shares acquired through the reinvestment of dividends will be purchased at the net asset value determined on the business day following the dividend record date (sometimes known as the "ex-dividend date"). The processing date for the reinvestment of dividends may vary and does not affect the amount or value of the shares acquired.

20. TAX STATUS

The information provided in response to this item is in addition to the information provided in response to Part A.

DISTRIBUTIONS OF NET INVESTMENT INCOME. Each Portfolio receives income generally in the form of interest, original issue, market and acquisition discount, and other income derived from its investments. This income, less expenses incurred in the operation of the Portfolio, constitutes its net investment income from which dividends may be paid to shareholders. Any distributions by the Portfolio from such income will be taxable to the shareholder as ordinary income, whether the shareholder takes them in cash or in additional shares.

DISTRIBUTIONS OF CAPITAL GAINS. The Portfolio may derive capital gains and losses in connection with sales or other dispositions of its portfolio securities. Distributions derived from the excess of net short-term capital gain over net long-term capital loss will be taxable to the shareholder as ordinary income. Distributions paid from long-term capital gains realized by the Portfolio will be taxable to the shareholder as long-term capital gain, regardless of how long the shareholder has held shares in the Portfolio. Any net short-term or long-term capital gains realized by the Portfolio (net of any capital loss carryovers) generally will be distributed once each year, and may be distributed more frequently, if necessary, in order to reduce or eliminate federal excise or income taxes on the Portfolio.

INFORMATION ON THE TAX CHARACTER OF DISTRIBUTIONS. The Portfolio will inform shareholders of the amount and character of distributions at the time they are paid, and will advise them of the tax status for federal income tax purposes of such distributions shortly after the close of each calendar year. If the shareholder has not held Portfolio shares for a full year, the shareholder may have designated and distributed as ordinary income or capital gain a percentage of income that is not equal to the actual amount of such income earned during the period of the shareholder's investment in the Portfolio.

ELECTION TO BE TAXED AS REGULATED INVESTMENT COMPANY. The Portfolio has elected and intends to continue to qualify to be treated as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"). The Board reserves the right not to maintain the qualification of the Portfolio as a regulated investment company if it determines this course of action to be beneficial to shareholders. In that case, the Portfolio will be subject to federal and possibly state corporate taxes on its taxable income and gains, and distributions to shareholders will be taxable to the extent of the Portfolio's available earnings and profits.

In order to qualify as a regulated investment company for tax purposes, the Portfolio must meet certain specific requirements, including:

o The Portfolio must maintain a diversified portfolio of securities, wherein no security (other than U.S. government securities and securities of other regulated investment companies) can exceed 25% of the Portfolio's total assets, and, with respect to 50% of the Portfolio's total assets, no investment (other than cash and cash items, U.S. government securities and securities of other regulated investment companies) can exceed 5% of the Portfolio's total assets;

o The Portfolio must derive at least 90% of its gross income from dividends, interest, payments with respect to securities loans, and gains from the sale or disposition of stock, securities or foreign currencies, or other income derived with respect to its business of investing in such stock, securities, or currencies; and

o The Portfolio must distribute to its shareholders at least 90% of its net investment income and net tax-exempt income for each of its fiscal years.

EXCISE TAX DISTRIBUTION REQUIREMENTS. The Code requires all funds to distribute at least 98% of their taxable ordinary income earned during the calendar year and at least 98% of their capital gain net income earned during the twelve-month period ending October 31 of each year (in addition to amounts from the prior year that were neither distributed nor taxed to the Portfolio) to shareholders by December 31 of each year in order to avoid the imposition of a federal excise tax. Under these rules, certain distributions which are declared in October, November or December but which, for operational reasons, may not be paid to the shareholder until January of the following year, are treated for tax purposes as if paid by the Portfolio and received by the shareholder on December 31 of the calendar year in which they are declared. The Portfolio will report this income to the shareholder on Form 1099-DIV for the year in which these distributions were declared. The Portfolio intends, as a matter of policy, to declare dividends in December as necessary to avoid the imposition of this tax, but the Portfolio does not guarantee that its distributions will be sufficient to eliminate any or all federal excise taxes.

REDEMPTION OF FUND SHARES. Redemptions of the Portfolio's shares are taxable transactions for federal and state income tax purposes. For most shareholders, gain or loss will be recognized in an amount equal to the difference between the shareholder's basis in its shares and the amount received, subject to the rules described below. If such shares are a capital asset in the hands of the shareholder, gain or loss is capital gain or loss and is long-term for federal income tax purposes if the shares have been held for more than one year.

All or a portion of a loss realized upon a redemption of shares is disallowed to the extent other shares of the Portfolio are purchased (through reinvestment of dividends or otherwise) within 30 days before or after such redemption. Any loss disallowed under these rules will be added to the shareholder's tax basis in the new shares purchased.

Any loss realized upon the redemption of shares within six months from the date of their purchase will be treated as a long-term capital loss to the extent of amounts treated as distributions of net long-term capital gain with respect to such shares.

U.S. GOVERNMENT OBLIGATIONS. Many states grant tax-free status to dividends paid to shareholders from interest earned on direct obligations of the U.S. government, subject in some states to minimum investment requirements that must be met by the Portfolio. Investments in GNMA/FNMA securities, bankers' acceptances, commercial paper and repurchase agreements collateralized by U.S. government securities do not generally qualify for tax-free treatment. At the end of each calendar year, the Portfolio will provide shareholders with the percentage of any dividends paid that may qualify for tax-free treatment on their income tax return. Because the rules on exclusion of this income are different for corporations, corporate shareholders should consult with their corporate tax advisors about whether any of their distributions may be exempt from corporate income or franchise taxes.

DIVIDENDS-RECEIVED DEDUCTION FOR CORPORATIONS. Because the Portfolio's income is derived primarily from interest rather than dividends, no portion of its distributions will generally be eligible for the corporate dividends-received deduction. None of the dividends paid by the Portfolio for the most recent fiscal year qualified for the dividends-received deduction, and it is anticipated that none of the current year's dividends will so qualify.

CONVERSION TRANSACTIONS. Gains realized by the Portfolio from transactions that are deemed to be "conversion transactions" under the Code, and that would otherwise produce capital gain may be recharacterized as ordinary income to the extent that such gain does not exceed an amount defined as the "applicable imputed income amount". A conversion transaction is any transaction in which substantially all of the Portfolio's expected return is attributable to the time value of the Portfolio's net investment in such transaction, and any one of the following criteria are met:

1) there is an acquisition of property with a substantially contemporaneous agreement to sell the same or substantially identical property in the future; 2) the transaction is an applicable straddle; 3) the transaction was marketed or sold to the Portfolio on the basis that it would have the economic characteristics of a loan but would be taxed as capital gain; or 4) the transaction is specified in Treasury regulations to be promulgated in the future.

The applicable imputed income amount, which represents the deemed return on the conversion transaction based upon the time value of money, is computed using a yield equal to 120 percent of the applicable federal rate, reduced by any prior recharacterizations under this provision or the provisions of Section 263(g) of the Code dealing with capitalized carrying costs.

INVESTMENTS IN ORIGINAL ISSUE DISCOUNT (OID) AND MARKET DISCOUNT (MD) BONDS. To the extent the Portfolio invests in zero coupon bonds, bonds issued or acquired at a discount, delayed interest bonds, or bonds that provide for payment of interest-in-kind (PIK), the Portfolio may have to recognize income and make distributions to shareholders before its receipt of cash payments. Zero coupon and delayed interest bonds are normally issued at a discount and are therefore generally subject to tax reporting as OID obligations. The Portfolio is required to accrue as income a portion of the discount at which these securities were issued, and to distribute such income each year (as ordinary dividends) in order to maintain its qualification as a regulated investment company and to avoid income reporting and excise taxes at the Portfolio level. PIK bonds are subject to similar tax rules concerning the amount, character and timing of income required to be accrued by the Portfolio. Bonds acquired in the secondary market for a price less than their stated redemption price, or revised issue price in the case of a bond having OID, are said to have been acquired with market discount. For these bonds, the Portfolio may elect to accrue market discount on a current basis, in which case the Portfolio will be required to distribute any such accrued discount. If the Portfolio does not elect to accrue market discount into income currently, gain recognized on sale will be recharacterized as ordinary income instead of capital gain to the extent of any accumulated market discount on the obligation.

DEFAULTED OBLIGATIONS. The Portfolio may be required to accrue income on defaulted obligations and to distribute such income to shareholders even though it is not currently receiving interest or principal payments on such obligations. In order to generate cash to satisfy these distribution requirements, the Portfolio may be required to dispose of portfolio securities that it otherwise would have continued to hold or to use cash flows from other sources such as the sale of Portfolio shares.

21. UNDERWRITERS

     Not Applicable

22. CALCULATION OF PERFORMANCE DATA

     Not Applicable

23. FINANCIAL STATEMENTS

The audited financial statements contained in the Annual Report to Shareholders of the Trust, for the fiscal year ended October 31, 1997, including the auditors' report, are incorporated herein by reference.

                                    FORM N-1A

                           PART C - OTHER INFORMATION

ITEM 24   FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements incorporated herein by reference to the Registrant's Annual Report to Shareholders dated October 31, 1997, as filed with the SEC electronically on form type N-30D on January 9, 1998.

      (i)   Financial Highlights

      (ii) Statement of Investments in Securities and Net Assets - October 31, 1997

      (iii) Statements of Assets and Liabilities - October 31, 1997

      (iv)  Statements of Operations - for the year ended October 31, 1997

      (v) Statements of Changes in Net Assets - for the years ended October 31, 1997 and 1996

      (vi)  Notes to Financial Statements

      (vii) Report of Independent Accountants


(b)   Exhibits:

The following exhibits are incorporated by reference, except as otherwise noted:

      (1)  copies of the charter as now in effect;

            (i) Agreement and Declaration of Trust of Franklin Institutional U.S. Government ARM Fund dated
                    February 12, 1991
                    Filing:  Amendment No. 9 to the Registration
                    Statement on Form N-1A
                    File No.  811-6242
                    Filing Date:  February 27, 1996

            (ii) Certificate of Trust of Franklin Institutional U.S. Government ARM Fund dated February 12, 1991
                    Filing:  Amendment No. 9 to the Registration
                    Statement on Form N-1A
                    File No.  811-6242
                    Filing Date:  February 27, 1996

            (iii) Certificate of Amendment to the Certificate of Trust of Franklin Institutional U.S. Government ARM Fund dated October 18, 1991 as filed with the office of the Secretary of the State of Delaware on February 15, 1991
                    Filing:  Amendment No. 9 to the Registration
                    Statement on Form N-1A
                    File No.  811-6242
                    Filing Date:  February 27, 1996

            (iv) Certificate of Amendment to the Certificate of Trust of Franklin Institutional U.S. Government ARM Fund dated March 7, 1991 as filed with the Office of the Secretary of State of Delaware on March 14, 1991
                    Filing:  Amendment No. 9 to the Registration
                    Statement on Form N-1A
                    File No.  811-6242
                    Filing Date:  February 27, 1996

            (v) Certificate of Amendment to the Certificate of Trust of Adjustable Rate Securities Portfolio dated May 14, 1992 as filed with the Office of the Secretary of State of Delaware on June 12, 1992
                    Filing:  Amendment No. 9 to the Registration
                    Statement on Form N-1A
                    File No.  811-6242
                    Filing Date:  February 27, 1996

      (2) copies of the existing By-Laws or instruments corresponding thereto;

            (i)     By-Laws of Franklin Institutional U.S. Government
                    ARM Fund
                    Filing:  Amendment No. 9 to the Registration
                    Statement on Form N-1A
                    File No.  811-6242
                    Filing Date:  February 27, 1996

      (3) copies of any voting trust agreement with respect to more than five percent of any class of equity securities of the Registrant;

            Not Applicable

      (4) specimens or copies of each security issued by the Registrant, including copies of all constituent instruments, defining the rights of the holders of such securities, and copies of each security being registered;

            Not Applicable

      (5) copies of all investment advisory contracts relating to the management of the assets of the Registrant;

            (i)     Management Agreement between Franklin
                    Institutional U.S. Government ARM Fund and
                    Franklin Advisers, Inc. dated June 3, 1991
                    Filing:  Amendment No. 9 to the Registration
                    Statement on Form N-1A
                    File No.  811-6242
                    Filing Date:  February 27, 1996

            (ii)    Management Agreement between Adjustable Rate
                    Securities Portfolios and Franklin Advisers, Inc. dated November 5, 1991
                    Filing:  Amendment No. 9 to the Registration
                    Statement on Form N-1A
                    File No.  811-6242
                    Filing Date:  February 27, 1996

            (iii)   Amendment to Management Agreement (dated June 3,
                    1991) between Registrant and Franklin Advisers, Inc., dated August 1, 1995
                    Filing:  Amendment No. 10 to the Registration
                    Statement on Form N-1A
                    File No.  811-6242
                    Filing Date:  February 27, 1997

            (iv) Amendment to Management Agreement (dated November 5, 1991) between Registrant and Franklin Advisers, Inc., dated August 1, 1995
                    Filing: Amendment No. 10 to the Registration
                    Statement on Form N-1A
                    File No.  811-6242
                    Filing Date:  February 27, 1997


      (6) copies of each underwriting or distribution contract between the Registrant and a principal underwriter, and specimens or copies of all agreements between principal underwriters and dealers;

            Not Applicable

      (7) copies of all bonus, profit sharing, pension or other similar contracts or arrangements wholly or partly for the benefit of Trustees or officers of the Registrant in their capacity as such; any such plan that is not set forth in a formal document, furnish a reasonably detailed description thereof;

            Not Applicable

      (8)   copies of all custodian agreements and depository contracts under
            Section 17(f) of the 1940 Act, with respect to securities and similar investments of the Registrant, including the schedule of remuneration;

            (i) Amendment to Master Custody Agreement between Registrant and Bank of New York dated October 15, 1997

            (ii) Amendment to Master Custody Agreement between Registrant and Bank of New York dated May 7, 1997

            (iii) Master Custody Agreement between Registrant and
                  Bank of New York dated February 16, 1996
                  Filing:  Amendment No. 9 to the Registration
                  Statement on Form N-1A
                  File No.  811-6242
                  Filing Date:  February 27, 1996

            (iv) Terminal Link Agreement between Registrant and bank of New York dated February 16, 1996
                  Filing:  Amendment No. 9 to the Registration
                  Statement on Form N-1A
                  File No.  811-6242
                  Filing Date:  February 27, 1996

      (9) copies of all other material contracts not made in the ordinary course of business which are to be performed in whole or in part at or after the date of filing the Registration Statement;

            Not Applicable.

      (10) an opinion and consent of counsel as to the legality of the securities being registered, indicating whether they will when sold be legally issued, fully paid and nonassessable;

            Not Applicable

      (11) copies of any other opinions, appraisals or rulings and consents to the use thereof relied on in the preparation of this registration statement and required by Section 7 of the 1933 Act;

            Not Applicable

      (12) all financial statements omitted from Item 23;

            Not Applicable

      (13) copies of any agreements or understandings made in consideration for providing the initial capital between or among the Registrant, the underwriter, adviser, promoter or initial stockholders and written assurances from promoters or initial stockholders that their purchases were made for investment purposes without any present intention of redeeming or reselling;

            Not Applicable

      (14) copies of the model plan used in the establishment of any retirement plan in conjunction with which Registrant offers its securities, any instructions thereto and any other documents making up the model plan. Such form(s) should disclose the costs and fees charged in connection therewith;

            Not Applicable

      (15) copies of any plan entered into by Registrant pursuant to Rule 12b-1 under the 1940 Act, which describes all material aspects of the financing of distribution of Registrant's shares, and any agreements with any person relating to implementation of such plan

            Not Applicable

      (16) schedule for computation of each performance quotation provided in the registration statement in response to Item 22 (which need not be audited).

            Not Applicable

      (17)  Power of Attorney

            (i)     Power of Attorney dated February 16, 1995
                    Filing:  Amendment No. 9 to the Registration
                    Statement on Form N-1A
                    File No.  811-6242
                    Filing Date:  February 27, 1996

            (ii)    Certificate of Secretary dated February 16, 1995
                    Filing:  Amendment No. 9 to the Registration
                    Statement on Form N-1A
                    File No.  811-6242
                    Filing Date:  February 27, 1996

      (27) Financial Data Schedule

            (i)     Financial Data Schedule for Adjustable Rate
                    Securities Portfolio

            (ii)    Financial Data Schedule for U.S. Government
                    Adjustable Rate Mortgage Portfolio

ITEM 25   PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH REGISTRANT

            None

ITEM 26   NUMBER OF HOLDERS OF SECURITIES.



                                        Number of Record Holders
Title of Class                          as of January 31, 1998
----------------------------------------------------------------------
Shares of Beneficial Interest
of:

Adjustable Rate Securities
Portfolio                               Three

U.S. Government Adjustable
Rate Mortgage Portfolio                 Two

ITEM 27   INDEMNIFICATION

      Reference is made to Article VI of the Registrant's By-Laws (Exhibit 2). Pursuant to Rule 484 under the Securities Act of 1933, as amended, the Registrant furnishes the following undertaking:

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to trustees, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a trustee, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such trustee, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

      Notwithstanding the provisions contained in the Registrant's By-Laws, in the absence of authorization by the appropriate court on the merits pursuant to
Section 5 of Article VI of said By-Laws, any indemnification under said Article shall be made by Registrant only if authorized in the manner provided in either subsection (a) or (b) of Section 6 of Article VI.

ITEM 28   BUSINESS AND OTHER CONNECTIONS OF INVESTMENT ADVISER

      Franklin Advisers, Inc., a wholly owned subsidiary of Franklin Resources, Inc., the investment manager for the Registrant, is the investment manager or administrator for numerous other U.S. registered open-end and closed-end investment companies. The officers and directors of the Registrant's investment advisor also serve as officers and/or directors, and/or portfolio managers for
(1) the advisor's corporate parent, Franklin Resources, Inc., and/or (2) other investment companies in the Franklin Templeton Group of Funds. For additional information please see Part B and Schedules A and D of Form ADV of the Funds' investment manager (SEC File 801-26292), incorporated herein by reference, which sets forth the officers and directors of the investment manager and information as to any business, profession, vocation or employment of a substantial nature engaged in by those officers and directors during the past two years.

ITEM 29   PRINCIPAL UNDERWRITERS

            Not Applicable

ITEM 30   LOCATIONS OF ACCOUNTS AND RECORDS

      The accounts, books or other documents required to be maintained by
Section 31(a) of the Investment Company Act of 1940 and the Rules thereunder are kept by the Registrant or its shareholder services agent, Franklin/Templeton Investor Services, Inc., at their respective principal business offices, both of which are at 777 Mariners Island Blvd., San Mateo, California 94404.

ITEM 31   MANAGEMENT SERVICES

      There are no management-related service contracts not discussed in Part A or Part B.

ITEM 32   UNDERTAKING

      The Registrant hereby undertakes to promptly call a meeting of shareholders for the purpose of voting upon the question of removal of any trustee or trustees when requested in writing to do so by the record holders of not less than 10 per cent of the Registrant's outstanding shares and to assist its shareholders in accordance with the requirements of Section 16(c) of the Investment Company Act of 1940 relating to shareholder communications.


                                    SIGNATURE

      Pursuant to the requirements of the Investment Company Act of 1940, as amended, the Registrant has duly caused this amendment to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Mateo, the State of California, on the xxth day of February 1998.


                              ADJUSTABLE RATE SECURITIES PORTFOLIOS


                              By   CHARLES E. JOHNSON*
                                    Charles E. Johnson,
                                    President

*By /s/ Larry L. Greene
Attorney-in-Fact (pursuant to Power of Attorney previously filed)

                      ADJUSTABLE RATE SECURITIES PORTFOLIOS
                             REGISTRATION STATEMENT
                                  EXHIBIT INDEX
-------------------------------------------------------------------------------
EXHIBIT NO.             DESCRIPTION                                   LOCATION
-------------------------------------------------------------------------------
EX-99.B1(i)             Agreement and Declaration of Trust of            *
                        Franklin Institutional U.S. Government
                        ARM Fund dated February 12, 1991

EX-99.B1(ii)            Certificate of Trust of Franklin                 *
                        Institutional U.S. Government ARM Fund
                        dated February 12, 1991

EX-99.B1(iii)           Certificate of Amendment to the                  *
                        Certificate of Trust of Franklin
                        Institutional U.S. Government ARM Fund
                        dated October 18, 1991

EX-99.B(iv)             Certificate of Amendment to the                  *
                        Certificate of Trust of Franklin
                        Institutional U.S. Government ARM Fund
                        dated March 7, 1991

EX-99.B1(v)             Certificate of Amendment to the                  *
                        Certificate of Trust of Adjustable
                        Rate Securities Portfolio dated May
                        14, 1992

EX-99.B2(i)             By-Laws of Franklin Institutional U.S.           *
                        Government ARM Fund

EX-99.B5(i)             Management Agreement between Franklin            *
                        Institutional U.S. Government ARM Fund
                        and Franklin Advisers, Inc. dated June
                        3, 1991

EX-99.B5(ii)            Management Agreement between                     *
                        Adjustable Rate Securities Portfolios
                        and Franklin Advisers, Inc. dated
                        November 5, 1991

EX-99.B5(iii)           Amendment to Management Agreement                *
                        (dated June 3, 1991) between
                        Registrant and Franklin Advisers, Inc.
                              dated August 1, 1995

EX-99.B5(iv)            Amendment to Management Agreement                *
                        (dated November 5, 1991) between
                        Registrant and Franklin Advisers, Inc.
                        dated August 1, 1995

EX-99.B8(i)             Amendment to Master Custody Agreement         Attached
                        between Registrant and Bank of New
                        York dated May 7, 1997

EX-99.B8(ii)            Amendment to Master Custody Agreement         Attached
                        between Registrant and Bank of New
                        York dated October 15, 1997

EX-99.B8(iii)           Mater Custody Agreement between                  *
                        Registrant and Bank of New York dated
                        February 16, 1996

EX-99.B8(iv)            Terminal Link Agreement between                  *
                        Registrant and Bank of New York dated
                        February 16, 1996

EX-99.B17(i)            Power of Attorney dated February 16,             *
                        1995

EX-99.B17(ii)           Certificate of Secretary dated                   *
                        February 16, 1995

EX-27.B1                Financial Date Schedule for Adjustable        Attached
                        Rate Securities Portfolio

EX-27.B2                Financial Data Schedule for U.S.              Attached
                        Government Adjustable Rate Mortgage
                        Portfolio

*Incorporated by Reference